CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated January 24, 2024, relating to the financial statements and financial highlights, which appears in Virtus Stone Harbor Emerging Markets Income Fund Annual Report on Form N-CSR for the year ended November 30, 2023. We also consent to the references to us under the headings “Financial Highlights”, “Glossary”, “Financial Statements and Supplemental Financial Information” and “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

October 25, 2024